As filed with the Securities and Exchange Commission on June 5, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	36-0698440
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois	60064-6400
(Address of Principal Executive Offices)	(Zip Code)

ABBOTT LABORATORIES DEFERRED COMPENSATION PLAN

(Full title of the plan)

Hubert L. Allen

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (224) 667-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (a)	Proposed maximum aggregate offering price (a)	Amount of registration fee (a)
Deferred Obligations	$150,000,000	N/A	$150,000,000	$17,430

(a)                                 The deferred obligations are unsecured obligations of Abbott Laboratories to pay deferred compensation in the future in accordance with the terms of the Abbott Laboratories Deferred Compensation Plan.

Pursuant to General Instruction E, the contents of Abbott Laboratories Non-Qualified Deferred Compensation Plan Registration Statement on Form S-8 (File no. 333-74220) are incorporated herein by reference.

Part II.   Information Required in the Registration Statement

Item 8.         Exhibits

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on June 5, 2015.

ABBOTT LABORATORIES

By:	/s/ Miles D. White
Miles D. White,
Chairman of the Board and
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Miles D. White and Hubert L. Allen, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Miles D. White	Chairman of the Board,	June 5, 2015
Miles D. White	Chief Executive Officer, and
Director

/s/ Brian B. Yoor	Senior Vice President, Finance and	June 5, 2015
Brian B. Yoor	Chief Financial Officer (Principal
Financial Officer)

/s/ Robert E. Funck	Vice President, Controller	June 5, 2015
Robert E. Funck	(Principal Accounting Officer)

/s/ Robert J. Alpern, M.D.	Director	June 5, 2015
Robert J. Alpern, M.D.

/s/ Roxanne S. Austin	Director	June 5, 2015
Roxanne S. Austin

/s/ Sally E. Blount, Ph.D.	Director	June 5, 2015
Sally E. Blount, Ph.D.

/s/ W. James Farrell	Director	June 5, 2015
W. James Farrell

/s/ Edward M. Liddy	Director	June 5, 2015
Edward M. Liddy

/s/ Nancy McKinstry	Director	June 5, 2015
Nancy McKinstry

/s/ Phebe N. Novakovic	Director	June 5, 2015
Phebe N. Novakovic

/s/ William A. Osborn	Director	June 5, 2015
William A. Osborn

/s/ Samuel C. Scott III	Director	June 5, 2015
Samuel C. Scott III

/s/ Glenn F. Tilton	Director	June 5, 2015
Glenn F. Tilton

EXHIBIT INDEX

Exhibit No.	Description

4	Abbott Laboratories Deferred Compensation Plan, as amended, filed as Exhibit 10.2 to the 2014 Abbott Laboratories Annual Report on Form 10-K.

5	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP is included in the opinion filed as Exhibit 5 hereto.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Deloitte & Touche LLP.

24	Power of Attorney is included on the signature page.